                                                                   Exhibit 10.04


                        CALIBER LEARNING NETWORK, INC.

                         PROGRAM DEVELOPMENT AGREEMENT

     THIS PROGRAM DEVELOPMENT AGREEMENT ("Agreement") is dated as of this 29th day of January, 1998 (the "Effective Date") and is by and between CALIBER LEARNING NETWORK, INC. ("Caliber"), a Maryland corporation, with its principal place of business at 1000 Lancaster Street, Baltimore, Maryland 21202, and THE JOHNS HOPKINS UNIVERSITY ("JHU"), with its principal place of business at 3400 North Charles Street, Shaffer Hall, Baltimore, Maryland 21218.

                                    RECITALS

     1. Caliber is in the process of establishing a nationwide network of facilities and a distance learning infrastructure that enable it to provide educational, training and other distance learning services.

     2. JHU has developed and will continue to develop educational courses that it wishes to offer to an increased number of participants at various geographical locations.

     3. Caliber and JHU desire to jointly develop distance learning programs that Caliber can deliver to JHU students through its distance learning infrastructure.

                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     1. "HBOM Program" means the Hopkins Business of Medicine/SM/ program, which comprises the following Courses: Managed-Care: Perspectives and Practices; Accounting for Decision-Making in Medicine; Managerial Finance for Medical Services; Leadership and Organizational Behavior in Medical Settings, and any other Course that may later be identified in the "Course Plan" that are jointly developed by JHU and Caliber for use within the Caliber Learning Network. This includes any derivative works such as video tape versions, CD-ROM versions, Internet versions, etc.

     2. "JHU Course Content" means any lecture, Course or series of Courses developed solely by JHU that has been used or is intended to be used as the original intellectual property for its own academic purposes and usages or for the development of a HBOM Program. JHU will retain all rights and ownership of any JHU Course Content that is not used in the HBOM Program, and there will be no restrictions on JHU's right to use or license such JHU course content for any other purpose, including offering other distance learning projects.

     3. "Course" means any course offered in the HBOM Program, which will consist of 10 (ten) classes.

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     4.   "Caliber Programming" means any programming or technical information that Caliber contributes to the HBOM Program or any Course used in the HBOM Program.

     5. "Course Plan" means an addendum that shall be added to this Agreement for each Course in the HBOM Program to be delivered under this Agreement that sets forth the specifics of that Course which will include, without limitation, a description of the Course, the instructor(s) for the Course, the frequency, dates and times at which the Course will be offered, the Caliber sites and other locations that will offer the Course, tuition for the course, Caliber's marketing plan for each Course in every market, and the method of registration, enrollment, and financial projections and Direct Expenses. Each Course offered in the HBOM Program and corresponding Course Plan shall be labeled with course and section numbers created by JHU and approved by Caliber.

     6. "Course Offering" means each new offering of a specific Course. For example, a Course may be offered in September, January, and the following September, with each start referred to as a Course Offering.

     7. For the purposes of this Contract, JHU will mean The Johns Hopkins University School of Medicine and The School of Continuing Studies.

                              TERMS AND CONDITIONS

     In consideration of the mutual covenants and conditions set forth this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Caliber and JHU agree as follows:

     1.   TERM.
          ----

     This Agreement commences with the Effective Date and shall expire upon the completion of the HBOM Program delivered unless earlier terminated by either party pursuant to Section 9.0 hereunder. The HBOM Program shall have a term of five (5) years, unless terminated earlier by either party pursuant to Section 9.0.

     2.   DEVELOPMENT OF JHU COURSE CONTENT.
          ---------------------------------

     JHU will develop JHU Course Content to be used in each Course in the HBOM Program that will be delivered through the Caliber Learning Centers. JHU will have sole responsibility for the JHU Course Content, including, without limitation, curriculum and instructional Course development, applicable diagnostic or evaluation procedures, instructor selection and training, and development of related text materials including applicable copyright consents, admission/enrollment decisions, grading, payment and collections process, financial aid, transcripts and management of student files. JHU will retain all rights in any JHU Course content that is not used in the HBOM Program, and JHU will be entitled to use such JHU Course Content without any limitations or restrictions, including offering such JHU Course Content in other distance learning projects. JHU Course Content used in the HBOM Program will continue

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to be owned by JHU but JHU's right to use such JHU Course Content will be subject to Paragraph 4.2.

     3.   DEVELOPMENT AND DELIVERY OF HBOM PROGRAM.
          ----------------------------------------

          3.1  Format. Caliber will be responsible for formatting and adapting
               ------
each JHU Course Content used in the HBOM Program so that it is suitable for distance learning delivery as a Course in the HBOM Program. JHU shall cooperate with Caliber and provide such assistance as Caliber may reasonably require for this purpose. Caliber will supply to JHU, for its approval, which approval shall not be unreasonably withheld, a final version of each JHU course Content used in the HBOM Program that has been formatted. JHU will within 10 (ten) days give either written approval or disapproval of the formatting. If JHU disapproves of the formatting as not being suitable for distance learning delivery as a Course in the HBOM Program, Caliber will be entitled to a reasonable opportunity to address JHU's concerns.

          3.2 Course Delivery. Courses in the HBOM Program will be offered and delivered at those Caliber Learning Centers and other locations as set forth in the Course Plan and agreed to by JHU. The method or system by which each Course in the HBOM Program is to be delivered will be mutually established by Caliber and JHU, and based on the ongoing reviews of the HBOM Program.

               3.2.1 Caliber will provide the software and computer programs, including, without limitation, class interaction support software, necessary to deliver each Course in the HBOM Program.

               3.2.2 Caliber will provide the hardware components necessary to deliver each Course of the HBOM Program and create a two-way audio and video environment, including, without limitation, satellite dish and integrated receiver decoder to receive the video and audio signals at each Caliber Learning Center, and workstations, cameras, video monitors and related components necessary to return audio and video signals from each Caliber Learning Center.

               3.2.3 Caliber will provide maintenance and related support services necessary to maintain the software and computer programs and the hardware components required for delivery of each Course in the HBOM Program.

               3.2.4 Through each Course in the HBOM Program, Caliber will have a Caliber employee available at those locations participating in that HBOM Program to provide technical and administrative assistance to participating students.

               3.2.5 The four courses in the first offering of the "Hopkins Business of Medicine" program are scheduled to begin in April, September, and November of 1998 and January 1999. A second offering of the program will begin in September 1998 and conclude within twelve months. From September 1998 on, each of the four courses in the "Hopkins

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Business of Medicine" program will be offered twice during a twelve month period, for a total of eight courses each twelve months.

          3.3  Marketing. Caliber, with the approval of JHU, which approval
               ---------
shall not be unreasonably withheld, will use its best efforts to promote each Course in the HBOM Program through advertising and public relations activities designated to reach as wide a market as possible, and for this purpose, Caliber may schedule "open house" meetings with groups of potential HBOM Program attendees and develop brochures and other marketing materials. JHU agrees to assist Caliber in such efforts by publicizing Courses in the HBOM Program in JHU catalogues, magazines, newsletters, brochures, and another publications distributed by JHU to students, alumni and others, and providing such additional assistance as Caliber may reasonably request. Caliber will include as part of its Course Plan a mutually approved and detailed marketing plan setting forth how each Course in the HBOM Program will be advertised and marketed in each market where a class is offered.

          3.4  Evaluation.  JHU and Caliber will develop a process to define,
               ----------
implement and evaluate each Course in the HBOM Program under this Agreement, that will also include the development of continuous and ongoing mechanisms for monitoring and ensuring quality control.

          3.5  Implementation and Evaluation Audits. JHU shall have the right to
               ------------------------------------
observe the delivery of any Course in the HBOM Program at all Caliber sites and other locations offering such HBOM Program.

          3.6  Enrollment Fees and Revenue Collections. All tuition funds and
               ---------------------------------------
all other revenues from whatever source derived, including but not limited to revenues from sponsorship and collateral materials, for each Course in the HBOM Program operated under this Agreement shall be collected by JHU. Both parties shall receive a copy of deposits of such collected tuition funds.

          3.7  Sponsorship revenues must be reviewed and approved by JHU.

          3.8  Refund by Caliber. In the event any student enrolled in a Course
               -----------------
in the HBOM Program withdraws from such Course due to repeated and material technical failures in the distance learning infrastructure of Caliber and such student is then entitled to a refund of the tuition for the Course, in whole or in part, under the course withdrawal and refund policy of JHU, /*/.

________________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

          3.9 Caliber agrees to use its best efforts to assist JHU in any way necessary to comply with any state requirements for obtaining or maintaining authorization or approval to offer the HBOM program in that state.

     4.   OWNERSHIP AND USE.
          -----------------

          4.1  Ownership.  The parties understand and agree that JHU will retain
               ---------
ownership of all JHU Course Content including the JHU Course Content and the underlying material contributed by JHU in the HBOM Program, while Caliber will retain ownership of all Caliber Programming and underlying programming and technical information it contributed to the delivery of the HBOM Program. JHU understands and agrees that Caliber is not granting JHU any ownership rights in any Caliber Learning Center or in an equipment, property, systems, software, know-how, or technical or operational information or other materials used by Caliber to deliver Courses in the HBOM Program. Caliber understands and agrees that JHU is not granting Caliber any ownership rights in any content provided in the Courses in the HBOM Program. Ownership as used in this Section 4.1 shall mean all proprietary rights, including, without limitation, copyright, trade secrets and patents.

          4.2  Exclusive Use. Other than as necessary to perform its obligations
               -------------
under this Agreement, neither party during the term of this Agreement shall license, use or permit any use of any Course of the HBOM Program or portion thereof, including, without limitation, any derivative works, or Internet product, by any person or entity, without the express prior written consent and approval of the other party. Once a JHU Course Content has been formatted, adapted, and mutually approved for delivery as a Course in the HBOM Program, the parties acknowledge and agree that during the term of this Agreement they will not use, license, or permit any use of that JHU Course Content that would be directly competitive in any way to the related HBOM Program, including but not limited to any distance learning or Internet application without the express written consent of the other party. Notwithstanding the foregoing, JHU is entitled to offer the HBOM Program in a traditional classroom setting with live face-to-face instruction in the Baltimore and Washington metropolitan areas, and Caliber agrees that it will not, without JHU's prior written consent, offer or deliver any Course of the HBOM Program in such locations; provided, however, JHU agrees that Caliber may offer the HBOM Program at its site in Tysons Corner, Virginia.


          4.3  Applications and Filings. JHU and Caliber shall cooperate in good
               ------------------------
faith with one another to make all necessary applications and filings, including patent and copyright registration and other legal protections, both U.S. and foreign, to protect the interests of the parties, or either of them, in the HBOM Program.

          4.4  Confidentiality.
               ---------------

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               4.4.1  Caliber and JHU shall take reasonable and necessary precautions to prevent the unauthorized copying, removal, alteration, disclosure, use, loss of or improper access to the HBOM Program and JHU Course Content.

               4.4.2 JHU acknowledges that, during the term of this Agreement and in the course of performing its obligations hereunder, it may be the recipient of or become exposed to proprietary and confidential information of ("Caliber Confidential Information") including, but not limited to, customers or active prospects, strategic plans and materials, marketing strategies, business data, financial information, distance learning systems, and software. JHU acknowledges and agrees that such Caliber Confidential Information shall remain the exclusive property of Caliber, and that JHU shall not disclose, use, copy, or make available such Caliber Confidential Information to anyone, except as may be required in the Course of performing its obligations hereunder. JHU agrees to only make such Caliber Confidential Information available to employees on a need-to-know basis.

               4.4.3 Caliber acknowledges that, during the term of this Agreement and in the Course of performing its obligations hereunder, it may be the recipient of or become exposed to proprietary and confidential information of ("JHU Confidential Information") including, but not limited to, customers or active prospects, strategic plans and materials, marketing strategies, business data, financial information, and software. Caliber acknowledges and agrees that such JHU Confidential Information shall remain the exclusive property of JHU, and that Caliber shall not disclose, use, copy, or make available such Confidential Information to anyone, except as may be required the Course of performing its obligations hereunder. Caliber agrees to only make such JHU Confidential Information available to employees on a need-to-know basis.

               4.4.4 It is agreed that information received by one party from the other party as a result of this Agreement shall not be considered confidential, and neither party shall be limited in disclosing or using the same if and to the extent that:

                      (i) the information was already known to the receiving party at the time of its receipt fro the other party, or

                      (ii) The information is, or becomes through no fault of the receiving party, in the public domain.

               4.4.5 Caliber and JHU agree that money damages would not be a sufficient remedy for any breach of this Section 4.0 and that, in addition to all other remedies, both parties shall be entitled to specific performance and injunctive and equitable relief as a remedy for any such breach. Caliber and JHU agree to be responsible for any breach of this Section 4 by any of its employees, officers, directors or agents.

          4.5  Protections.
               -----------

               4.5.1 JHU agrees that all of the covenants in this Section 4 are reasonable in light of the substantial investment to be made by Caliber in the development and promotion of the HBOM Program during the term of this Agreement, and that Caliber's exclusive right to offer the HBOM Program in Caliber locations is a substantial and essential benefit of this Agreement, specifically bargained for. Further, JHU acknowledges that during the term of this Agreement any loss of such exclusivity suffered with the assistance or aid of JHU would constitute a material breach hereof and cause immeasurable damage to Caliber. Accordingly, JHU agrees that if it violates any of the covenants of this Section 4, Caliber may immediately seek injunctive relief to enjoin the violation and restore Caliber's exclusive status.

               4.5.2 Caliber agrees that all of the covenants in this Section 4 are reasonable in light of the substantial investment to be made by JHU in the development and promotion of JHU Course Content during the term of this Agreement, and that JHU's development of JHU Course Content is a substantial and essential benefit of this Agreement, specifically bargained for, and any use thereof in violation of the terms of this Agreement would constitute a material breach hereof and cause immeasurable damage to JHU. Accordingly, Caliber agrees that if it violates any of the covenants of this Section 4, JHU may immediately seek injunctive relief to enjoin the violation and restore JHU's rights hereunder.

     5.   COMPENSATION.
          ------------

          5.1  Allocation.  For and in consideration of the mutual promises and
               ----------
covenants made herein by the parties, the parties agree that all tuition, sponsorship revenues, collateral material sales proceeds, and any other revenue derived from whatever source in connection with the HBOM Program, including any derivative works, (collectively, "Revenues") shall be collected by JHU and allocated between the parties as follows:

               5.1.1  Initial Managed-Care Course. All Revenues derived from or
                      ---------------------------
in connection with the initial Managed-Care Course offering (4/8/98) will be /*/.

               5.1.2  Subsequent Revenues. All Revenues derived from or in
                      -------------------
connection with the HBOM Program after completion of the initial Managed-Care Course will be /*/.


          5.2  Direct Expenses. The parties agree that, with respect to any
               ---------------
Course offered in the HBOM Program, each party's expense items, up to but not to exceed any maximum amounts, as specified in each Course Plan for that Course, will constitute Direct

__________________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

Expenses for which either or both parties shall be entitled to reimbursement hereunder. Each parties' expense items identified in the Course Plan must be pre-approved by the other party.

          5.3  Carryover Expenses. Each party shall be entitled to carryover in
               ------------------
the accounting of any subsequent Course in the HBOM Program any of its unreimbursed Direct Expenses from any previous Course until such party has received payment in full of its Direct Expenses.

          5.4  Revenue Distribution. Once all tuition funds for a specific
               --------------------
Course Offering have been deposited, Caliber and JHU shall prepare a distribution of funds which will be based on the /*/. Funds shall be distributed within thirty (30) days of the conclusion of the refund period for each Course Offering, so that each arty receives /*/.

          5.5 Reconciliation. A final reconciliation of all actual revenues and Direct Expenses shall occur within ninety (90) days after the conclusion of a Course Offering.

          5.6  Audit. Each party shall have the right to audit, review and copy
               -----
at its sole expense, the financial accounts and records maintained by the other party related to performance and other activities under this Agreement.

     6.   JHU AND CALIBER MARKS.
          ---------------------

          6.1  JHU Marks. Caliber acknowledges that JHU possesses various
               ---------
registered and unregistered trademarks and service marks ("JHU Marks") and JHU hereby grants to Caliber the non-exclusive, limited right and license to use those JHU Marks and logos as are set forth in Exhibit I hereto, as such Exhibit may from time to time be amended by the parties hereto, for an during the term of this Agreement solely in connection with the offer, promotion, marketing, implementation and delivery of the HBOM Program. Caliber expressly acknowledges JHU's rights in and to the JHU Marks and agrees not to represent in any manner that Caliber has acquired any ownership rights in the JHU Marks. The HBOM Program and all courses in the HBOM Program shall be offered under JHU's trademarks.

          6.2  Caliber Marks.  "Caliber," "Caliber Learning Network," Caliber
               -------------
Learning Center and the Caliber logo ("Caliber Marks") are the trademarks and/or service marks, as the case may be, of Caliber and Caliber hereby grants to JHU the non-exclusive, limited right and license to use the Caliber Marks during the term of this Agreement solely in connection with promotion and solicitation for the HBOM Program. JHU expressly acknowledges Caliber's

_____________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

rights in and to the Caliber Marks and agrees not to represent in any manner that JHU has acquired any ownership rights in the Caliber Marks.

     6.3  Misuse of Marks.  Each party understands and agrees that any use of
          ---------------
the other party's marks, other than as expressly authorized by this Agreement, without the other party's prior written consent, is an infringement of such other party's rights in and to its marks and that the right granted herein to use the other party's marks does not extend beyond the termination or expiration of this Agreement. Each party expressly covenants that, during the term of this Agreement and thereafter, such party shall not, directly or indirectly, commit any act of infringement or contest or aid others in contesting the validity of such other party's right to use its marks to take any other action in derogation thereof.

     6.4  Monitoring.  Each party acknowledges an obligation to monitor its own
          ----------
use of the other party's marks and agrees to do so. Each party shall notify the other of any claim demand, cause of action that the other party may have based upon or arising from any unauthorized attempt by any person or entity to use such other party's marks, any colorable proprietary interest and shall assist such other party, upon it request and at such other party's expense, in taking action including legal action, if any, as such other party may deem appropriate to halt such activities, but shall take no action nor incur any expenses on such other party's behalf without such other party's approval.

     6.5  Requirements.  Each party further agrees and covenants to use the
          ------------
other party's marks solely in the manner prescribed by such other party, to observe all laws with respect to the registration of trade name and assumed or fictitious names, to include in any application therefor a statement that such party's use of the other party's marks is limited by the terms of this Agreement, and to provide such other party with a copy of any such application and other registrations and copyright notices as the other party may, from time to time, require, including, without limitation, affixing "/SM/," "/TM/" or (R) adjacent to such other party's marks.

     6.6  Guidelines.  Each party shall from time to time provide written
          ----------
guidelines to the other party regarding the proper depiction of the party's marks. Press released, catalog copy, coy and graphics for print and electronic promotion and advertising, information booklets, and promotional literature that a party proposes to use in conjunction with a Course in the HBOM Program shall be submitted to the other party for review, editing and comment, at least ten
(10) days prior to intended use or reproduction (whichever is to occur first). If not responded to within (10) days of presentation, the material shall be deemed approved. Component or advertisements previously approved may be used subsequently without further need for submission and approval. Each party shall designate for the other party's contact a person on their respective staffs who shall have responsibility for the review and response procedures describe in this paragraph.

     7.   COOPERATION.
          -----------

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     Upon execution of this Agreement, JHU and Caliber shall identify a sufficient number of qualified persons from their respective organizations who will be responsible for the coordination, design, development and implementation of each Course in the HBOM Program under this Agreement.

     8.   PARTICIPANT NAMES.
          -----------------

     During the term of this Agreement, Caliber will have access to the names of all HBOM Program participants, and with the prior approval of JHU, not to be unreasonably denied, Caliber during the term of this Agreement and thereafter may use those names in mailings and other marketing related activities provided such mailings and activities are noncompetititve with JHU. This access to names is for Caliber's use only. Such names will not be sold, leased, or otherwise transferred to third parties. JHU and Caliber endorse federal privacy standards required by FERPA and all use of HBOM Program participant information will be consistent with those requirements.

     9.   DEFAULT AND TERMINATION.
          -----------------------

          9.1  Prior to the Initial Managed-Care Course. Prior to the
               ----------------------------------------
commencement of the delivery of the Initial Managed-Care Course (4/8/98), either party may terminate this Agreement for whatever reason, in its sole discretion. Upon such termination, the terminating party shall:

               9.1.1 transfer and assign all ownership rights in and to the Managed-Care Course, any Course materials and all other related materials the non-terminating party who may then use them free of any obligation or restriction for the remaining term of this Agreement other than the prohibition of using the terminating party's name and marks in any manner whatsoever in connection with the Managed-Care Course; or in the alternative at the terminating party's option;

               9.1.2 pay to the non-terminating party a sum of money equal to all Direct Expenses incurred by the non-terminating party pursuant to this Agreement through the effective date of termination, which costs have not already been reimbursed or paid to the non-terminating party by the terminating party.


          9.2  After the Initial Managed-Care Course/Notice of Default and
               -----------------------------------------------------------
Termination.  After commencement of delivery of the Initial Managed-Care Course,
-----------
this Agreement may be terminated by either party if the other party is in breach of any material provision of this Agreement, but only after written Notice of Default and opportunity to cure has been given to the breaching party. With respect to a monetary default, the notice of default must provide for an opportunity to cure of at least twenty (20) days following receipt of the notice. With respect to a non-monetary default, the notice of default must provide for an opportunity to cure of at least thirty (30) days following receipt of the notice. If the party receiving the notice has not cured the breach before the cure date started in the notice, the party giving notice may terminate this Agreement by giving the breaching party a written Notice of Termination, stating the date on which the termination is to be effective. With respect to breaches stated herein or otherwise determined to be incurable, a period of cure does not have to be provided.

     Notwithstanding the delivery of a Notice of Default or Notice of Termination by either party to the other, all obligations to perform services shall continue in effect and be duly observed and complied with by both parties until the effective date of any termination.

          9.3  Material Breaches That May be Cured. The following types of
               -----------------------------------
activity are acknowledged by the parties to jeopardize the offering of the HBOM Program under this Agreement, and shall, unless cured as provided herein, be cause for termination by the non-breaching party:

               9.3.1 The failure of either party to adhere to any material provision of this Agreement.

               9.3.2 The failure of Caliber to provide quality and timely deliver of any individual class session offered in a Course in the HBOM Program at a particular site, which failure is not caused by JHU or any instructor under contract with JHU. For any class that is not delivered by Caliber or begins more than twenty minutes late, due to failure not caused by JHU or any instructor under contract with JHU, Caliber will provide each student a copy of the missed or late class on video tape and such default thereupon shall be deemed cured for purposes of this Section 9.3. Caliber will also immediately alert JHU in writing of any class that is not delivered by Caliber or begins more than twenty minutes late.

               9.3.3 To fail to provide necessary materials and updated content for any Course in the HBOM Program.

          9.4  Material Breaches That Cannot Be Cured.  The following types of
               --------------------------------------
activity are acknowledged by the parties to be incurable, material breaches and are cause of immediate termination by the non-breaching party effective upon delivery of written Notice of Termination:

               9.4.1 Any willful breach by either party of such party's confidentiality obligations under this Agreement.

               9.4.2  Any act of theft or embezzlement by either party.

               9.4.3 Any breach by either party of such party's exclusivity obligations under Section 4.2 of this Agreement.

               9.4.4 The withdrawal of /*/ of the total number of students over the course of a HBOM Program.

          9.5  Individual Course Termination.
               -----------------------------

               9.5.1 Each course in the HBOM Program may be terminated upon mutual agreement of the parties.

               9.5.2 Upon termination of this Agreement, every Course in the HBOM Program currently being operated or offered pursuant to this Agreement and a Course Plan shall be terminated. However, upon such termination, each party agrees that it will fulfill its obligations under this Agreement and all Course Plans for the Courses then being offered, and shall complete each such Course Offering.

               9.5.3 Either party may decide, in its sole discretion, to cease offering any individual Course in the HBOM Program being operated or offered pursuant to this Agreement and Course Plan if the Course is /*/.

          9.6  Ownership After Termination. Upon expiration or termination of
               ---------------------------
this Agreement, all intellectual property contributed by each party in the HBOM Program will continue to be solely owned by the contributing party. Specifically, JHU will retain all ownership in the JHU Course Content and any material it contributed in the HBOM Program and will be entitled to offer the material in a subsequent distance learning project in any territory, while Caliber will retain all ownership in the Caliber Programming and all underlying programming and technical information it contributed in the HBOM Program and will be entitled to use such programming and technical information in a subsequent distance learning project in any territory. Neither party will be entitled to use the HBOM Program without the other party's consent, and all rights to use and promote those existing Courses in the HBOM Program in conjunction with the other party's marks shall immediately cease. The parties may mutually agree to renew this Agreement upon its expiration.

     10.  NOTICES.
          -------

     Any notice of other communications required or which may be given by either party to the other party under this Agreement shall be in writing and may be sent by facsimile. However, the original shall be sent either by overnight courier, with a verified receipt, or by certified mail, return receipt requested, postage prepaid and addressed to and at the address stated below or to

______________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

such other address as the parties shall subsequently designate to each other by notice given in accordance with this Section. Such notice shall be deemed to be sufficiently given when the original is received by the receiving party.

     FOR JHU:

     The Johns Hopkins University
     Attn:  Estelle Fishbein, Vice President and General Counsel
     Garland Hall, 3400 North Charles Street
     Baltimore, Maryland 21218
     (Fax No. 410-516-5448)

     WITH A COPY TO:

     Elizabeth Mayotte
     Assistant Dean
     School of Continuing Studies
     203A Shaffer, 3400 North Charles Street
     Baltimore, Maryland 21218
     (Fax No. 410-516-7704)

     FOR CALIBER:

     Caliber Learning Network, Inc.
     Attn: Chris Nguyen
     1000 Lancaster Street
     Baltimore, Maryland 21202
     (e-mail: Caliber@educate.com)
     with a copy to O. Steven Jones, General Counsel
     Fax: 410-843-8059

     11.  INDEPENDENT CONTRACTORS.
          -----------------------

     Under this Agreement, each party agrees that it will perform as an independent contractor and not as an agent or employee of the other party.

     12.  APPLICABLE LAW.
          --------------

     This Agreement shall be deemed to have been made in the State of Maryland and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of Maryland, without regard to conflict of laws principles. Judicial proceedings regarding any matter arising under the terms of this Agreement shall be brought solely in the federal or local courts of the State of Maryland.

     13.  FORCE MAJEURE.
          -------------

     Neither party shall be liable for delay or failure in performance of any of its obligations under this Agreement when such delay or failure arises from events or circumstances beyond the reasonable control of such party (including, without limitation, acts of God, fire, flood, war, explosion, sabotage, terrorism, embargo, civil commotion, acts or omissions of any government entity, supplier delays, communications or power failure, equipment or software malfunction, or labor disputes).

     14.  WAIVER.
          ------

     No failure on the party of either party to exercise, no delay in exercising, and no course of dealing with respect to any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     15.  ASSIGNMENT.
          ----------

     Neither party may assign this Agreement, or any part thereof, without the prior written approval of the other party, which approval shall not be unreasonably withheld.

     16.  SURVIVAL BEYOND TERMINATION.
          ---------------------------

     It is mutually greed that any and all obligations arising under Section 4.1 Ownership, 4.4 Confidentiality, and 4.5 Protections shall survive any termination expiration of this Agreement.

     17.  INDEMNIFICATION.
          ---------------

     Caliber shall indemnify and hold harmless JHU from and against any and all loss, damage, injury, liability or suit incurred by JHU as a result of or arising from any HBOM Program participant's claim of personal injury or property damage while attending a Course at a Caliber facility.

     JHU shall indemnify and hold harmless Caliber from and against any and all loss, damage, injury, liability or suit incurred by JHU as a result of or arising from the development of any JHU Course Content or any course content and material provided by JHU to Caliber, including, without limitation, any claims that any Course in the HBOM Program infringes or otherwise violates any patent, copyright, trade secret or other proprietary right.

     18.  GENERAL.
          -------

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may only be changed or modified in writing signed by both parties. If any provision of this Agreement is held invalid, the validity of the remainder of this Agreement shall not be affected.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                              "CALIBER"
                              CALIBER LEARNING NETWORK, INC.

                              By:________________________________
                                     Chris Nguyen
                              Title: Chief Operating Officer

                              "JHU"
                              THE JOHNS HOPKINS UNIVERSITY

                              By:________________________________
                                     Steven Knapp
                              Title: Provost and Vice President for Academic
                                     Affairs

                              By:________________________________
                                     Edward D. Miller, Jr.
                              Title: Vice President for Medicine and Dean of
                                     the Medical Faculty, School of Medicine

                              AND

                              By:________________________________
                                     Stanley C. Gabor, J.D.
                              Title: Dean, School of Continuing Studies